EXHIBIT 32.2

Certification of

Principal Financial and Accounting Officer

of TGC Industries, Inc. Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the quarterly report on Form 10-QSB (the “Form 10-QSB”) for the quarter ended September 30, 2005 of TGC Industries, Inc. (the “Company”).  I, Kenneth W. Uselton, Principal Financial and Accounting Officer of the Company, certify that, to the best of my knowledge:

(1)                                  The Form 10-QSB fully complies with the requirements of section 13(a) or section 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-QSB.

Dated: November 14, 2005

/s/ Kenneth W. Uselton
Kenneth W. Uselton
Treasurer (Principal Financial
and Accounting Officer)

The foregoing certification is being furnished as an exhibit to the Form 10-QSB pursuant to Item 601(b)(32) of Regulation S-B and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and accordingly, is not being filed as part of the Form 10-QSB for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.